Exhibit 99.1

Page 1 of 2 – TRX to Voluntarily Delist from NASDAQ Capital Market

TRX to Voluntarily Delist from NASDAQ Capital Market

ATLANTA, 12 March 2010 — TRX, Inc. (www.trx.com) (NASDAQ: TRXI), a world-leading provider of travel technology, process automation, consulting services and data services, today announced that it has decided to voluntarily delist from the Nasdaq Capital Market.

On March 11, 2010, TRX, Inc. (the “Company”) received a letter from the staff of The Nasdaq Stock Market advising the Company that it no longer complies with Listing Rule 5550(b), which requires the Company to have a minimum of $2.5 million in stockholders’ equity. In addition, the Company continues to not be in compliance with Listing Rule 5550(a)(2) regarding the $1.00 minimum bid price requirement, which cure period expires on March 29, 2010.

After considering a number of factors, including the expenditure of resources necessary to seek to regain compliance with Nasdaq’s Listing Rules within Nasdaq’s timeframe and then attempting to maintain its Nasdaq listing, the Company has decided not to undertake potentially expensive and dilutive efforts to regain compliance with Nasdaq’s minimum equity rule or minimum bid price rule, which may or may not be successful. Rather, the Company has decided to voluntarily delist from the Nasdaq Capital Market.

“Our common stock has been trading by appointment for some time,” said TRX President & CEO Shane Hammond. “We expect it will continue to trade over-the-counter, and view this change as inconsequential for our clients and employees. We’re focused on continuing to improve the fundamentals and operations of TRX for the benefit of all stakeholders.”

Accordingly, a Form 25 will be filed with the Securities and Exchange Commission on March 22, 2010, trading of the Company’s common stock will be suspended on the Nasdaq Capital Market at the opening of business on March 30, 2010 for failure to meet the $1.00 minimum bid price requirement, and the Company’s common stock will be removed from listing and quotation on the Nasdaq Capital Market effective April 1, 2010. The Company anticipates its Common Stock will be quoted on the OTC Bulletin Board and/or the Pink OTC Markets Inc., but cannot give assurance that its common stock will be available to be quoted on one or both markets before or after trading in the Company’s common stock on the Nasdaq Capital Market has ended.

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Copyright 2010 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX to Voluntarily Delist from NASDAQ Capital Market

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for online booking, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the company’s Web site at www.trx.com.

Investor Contact:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contact:	Stephen Carroll
Senior Director, Product Marketing, TRX, Inc.
(214) 346-4758

Copyright 2010 TRX, Inc. All rights reserved.